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                      SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549



                                   Form 8-K



                                CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                September 9, 2004
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               (Date of Report: Date of earliest event reported)


                         Uintah Mountain Copper Company
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                        (Exact name of registrant as specified in its charter)


          UTAH                     0-27019                87-0369205
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(State or other jurisdiction (Commission File Number) (IRS Employer ID No.)
 of incorporation)



           4764 South 900 East, Suite 3, Salt Lake City, Utah 84117
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                   (Address of principal executive office)



Registrant's telephone number, including area code: (801) 685-0552
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     2319 North Hillside Drive, Wellington, Utah 84542    (435) 820-6460
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 (Former address of principal executive offices, zip code, telephone number)





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Item 5.02  Departure of Directors or Principal Officers

Richard Kelly and Keith Robinson resigned as directors and officers effective September 9, 2004. Also on September 9, 2004, Thomas Ronayne and Pamela Kandaris-Cha resigned as officers of the Company. The remaining director is Peter Kandaris who will resign upon the appointments of new directors. Appointments of new directors will be announced shortly, subject to the notice provisions of Rule 14f-1 promulgated pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, which requires that ten days prior to a change in a majority of the Board of Directors, certain information be disseminated to the shareholders.

Item 8.01  Other Events

The above resignations of directors and officers and the proposed appointments of new directors was the result of the Company's change of business focus due to its inability to obtain funds to continue development of mining operations. On July 28, 2004, in exchange for $100,000 cash, the Company issued a promissory note for $100,000 due and payable in full before September 30, 2004, with interest accruing at 10% per annum. At her option, Michelle Turpin, the note holder, may elect to convert the note to shares of common stock at a rate to be determined by the note holder and the board of directors but in no event to be at a conversion price greater than one half the market price of the stock on July 28, 2004. Proceeds from note have been used to pay the Company's third party liabilities and to provide funds for a reclamation bond, if such a bond is necessary in the future, with the U.S. Forest Service.

On August 3, 2004, the Company signed settlements eliminating debts totaling an aggregate of approximately $132,289. In addition, the Company agreed to the assignment and transfer of debts held by certain officers and directors totaling an aggregate of approximately $1,603,734. The purchaser of the debts, Michelle Turpin, may elect to convert the total into shares of the Company's common stock. Because of the size of the debt transfer, it is likely that if the holder of the debt elects to convert the debt, such conversion will involve the issuance of enough shares to effect a change of control of the Company.


                             SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   Uintah Mountain Copper Company


Dated: September 10, 2004            By: /s/Peter M. Kandaris
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                                      Peter M. Kandaris, President